UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 27, 2003

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Main Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Item 7.  Exhibits

99.1	Press Release dated August 27, 2003, furnished solely for the purposes of incorporation by reference into Item 9 herein.

Item 9.  Regulation FD Disclosure.

           Attached as Exhibit 99.1 and furnished solely for the purposes of incorporation into this Item 9, is a press release which was issued on August 27, 2003, by MGP Ingredients, Inc., reporting that the Board of Directors has declared a dividend of $0.15 per share payable on November 6, 2003 to stockholders of record on October 10, 2003

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: August 27, 2003	By: /s/ Brian T. Cahill
Brian T. Cahill Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release dated August 27, 2003, furnished solely for the purposes of incorporation by reference into Item 9 herein.